Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To Merrimac Industries, Inc.:

We consent to the incorporation by reference in the Registration Statements of Merrimac Industries, Inc. previously filed on Forms S-8 (File Nos. 333-36795, 333-36199, 33-68862, 333-09663, 333-63434, 333-63436, 333-63438, 333-135870 and 333-135874) of our report dated March 28, 2008 appearing in the Annual Report on Form 10-K of the Company for the year ended December 29, 2007.

/s/ J. H. COHN LLP
Roseland, New Jersey
March 28, 2008